AMENDMENT NO. 3 TO THE SECURITIES PURCHASE
                  AGREEMENT TRANSACTION DOCUMENTS BETWEEN RAMP
              CORPORATION, DKR SOUNDSHORE OASIS HOLDING FUND LTD.,
             HARBORVIEW MASTER FUND LP AND PLATINUM PARTNERS VALUE
               ARBITRAGE FUND FOR THE PURCHASE OF THE CONVERTIBLE
            DEBENTURES, DUE DECEMBER 1, 2005, COMMON STOCK PURCHASE
                   WARRANTS AND ADDITIONAL INVESTMENT RIGHTS

         This Amendment No. 3 ("Amendment") is made to: (i) that certain Securities Purchase Agreement ("Purchase Agreement") dated as of January 12, 2005 among Ramp Corporation (the "Company"), DKR Soundshore Oasis Holding Fund Ltd. ("DKR"), Harborview Master Fund LP ("Harborview") and Platinum Partners Value Arbitrage Fund ("Platinum", and collectively, DKR, Harborview and Platinum shall be referred to herein as, a "Purchaser" and collectively as, the "Purchasers"), along with the other agreements entered into in connection therewith, for the purchase of the 8% Convertible Debentures, due December 1, 2005 issued to the Purchasers (the "Debentures"), the Common Stock Purchase Warrants issued to the Purchasers (the "Warrants") and Additional Investment Rights (the "AIR") granted to the Purchasers, (ii) that certain Amendment No. 1 to the Securities Purchase Agreement, dated March 30, 2005, by and among the Company and the Purchasers ("Amendment No. 1"), and (iii) that certain Amendment No. 2 to the Securities Purchase Agreement, dated April 12, 2005, by and among the Company and the Purchasers ("Amendment No. 2", and collectively with the Amendment and Amendment No.1, the "Amendments"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Termination of AIR. Effective immediately, the Company and each Purchaser, severally and not jointly with the other Purchasers, hereby agrees to terminate each outstanding AIR held by such Purchaser. Following such termination, each outstanding AIR shall be null and void, and shall be of no further force and effect whatsoever, and the Company shall have no liability or obligation with respect to such AIR.

         2. Issuance of New Warrant. The Company hereby agrees to issue to each Purchaser, severally and not jointly with the other Purchasers, a warrant (the "New Warrant") to purchase up to a number of shares of Common Stock of the Company equal to the sum of (a) such Purchaser's Subscription Amount at the First Closing and (b) such Purchaser's Subscription Amount funded pursuant to this Amendment, divided by $1.25, which warrant shall have an exercise price equal to $1.25, subject to adjustment therein, and be otherwise in the form of the Warrants. The term "Warrant" as used under the Transaction Documents is hereby amended to include the New Warrant.

         3. Replacement Provision in the New Warrant. Solely with respect to the New Warrant, Section 3(b) of the New Warrant is hereby amended and replaced with the following provision:

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         "Subsequent Equity Sales. If the Company or any Subsidiary  thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted
         hereunder   (if  the  holder  of  the  Common  Stock  or  Common  Stock
         Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable
         issuance  price,  or  of  applicable   reset  price,   exchange  price,
         conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise."

         4. Waiver of Conditions Precedent and Receipt of 50% of Additional Subscription Amounts at Second Closing. Simultaneously upon receipt of the New Warrant by a Purchaser and receipt by such Purchaser of a Debenture with a principal amount equal to 50% of the Purchaser's Subscription Amount as to the Second Closing, such Purchaser, severally and not jointly with the other Purchasers, shall agree to waive Section 2.3(c) to the Second Closing as it relates to such principal amount of Debentures and shall wire the amount of 50% of such Purchaser's Subscription Amount as to the Second Closing (the "Additional Subscription Amount") to the account as specified in writing by the Company. Upon the Company's receipt of such Additional Subscription Amount, such Purchaser shall thereafter have no other obligations to fund the remaining balance of the Subscription Amount as to the Second Closing, which obligations

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

shall be deemed terminated and of no further force or effect, and the Purchaser shall have no other obligations to the Company to purchase any securities of the Company. Notwithstanding anything herein to the contrary, DKR is hereby authorized to pay directly to FW the amount of $7,500 of its Additional Subscription Amount for legal fees and expenses incurred in connection with this Amendment.

         5. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedules or a schedule attached hereto provided by the Company, that all representations and warranties of the Company made pursuant to the Transaction Documents are accurate in all material respects as of the date hereof, except as otherwise disclosed under the Amendments, and all obligations, covenants and agreements of the Company required to be performed under the Transaction Documents prior to the date hereof have been performed.

         6. Representations and Warranties of each Purchaser. Each Purchaser, severally and not jointly with the other Purchasers, represents and warrants to the Company that all representations and warranties of such Purchaser made pursuant to the Transaction Documents are accurate in all material respects as of the date hereof and all obligations, covenants and agreements of such Purchaser required to be performed under the Transaction Documents prior to the date hereof have been performed.

         7. Registration Obligations. The definition of "Filing Date" in the Registration Rights Agreement is hereby amended to be not later than 10:00 p.m. on Wednesday, May 18, 2005 and the definition of "Effectiveness Date" is hereby amended to be August 11, 2005. All liquidated damages, late fees and other Events that have occurred under the Registration Rights Agreement are hereby waived by each Purchaser through and including the date of this Agreement; provided, however, that if an Event occurs after the date hereof under the Registration Rights Agreement, such waiver shall be deemed null and void and each Purchaser shall be entitled to receive, in addition to any other liquidated damages and fees that have accrued at such time, all liquidated damages and fees that have accrued pursuant to the Registration Rights Agreement but have not been paid prior to the date hereof.

         8. Commencement of Monthly Redemptions. The definition of "Monthly Redemption Date" in the Debentures is hereby amended and replaced with the following:

     ""Monthly Redemption Date" means the 1st of each month, commencing on the earlier of (a) July 15, 2005 and (b) the first such date following the 20th day after the Effective Date and ending upon the full redemption of this Debenture"

         9. Extension of Maturity Date. The definition of the "Maturity Date" in the Debentures shall be, in no event, later than February 1, 2006.

         10. Shareholder Approval. Unless (a) the Trading Market notifies the Company that Shareholder Approval is not required for the issuance in full of all of the Underlying Shares (including the New Warrant) and (b) the Company provides the Purchasers with a written representation to such effect and that the Purchasers are not limited from converting the Debentures pursuant to

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

Section 4(c)(i) of the Debentures or exercising the Warrants pursuant to Section 2(d)(ii) of the Warrants, the Company shall use reasonable best efforts to obtain Shareholder Approval for such issuance at its next annual meeting of the stockholders to be held not later than August 31, 2005 (the "2005 Annual Meeting"). If the Company does not obtain such Shareholder Approval at the Annual Meeting, the Company shall call a special meeting of stockholders every four months thereafter to seek such Shareholder Approval until the earlier of the date such Shareholder Approval is obtained or the Debentures are no longer outstanding. Additionally, until the earlier of (a) the date such Shareholder Approval is obtained or (b) the date that (i) the Trading Market notifies the Company that Shareholder Approval is not required for the issuance in full of all of the Underlying Shares (including the New Warrant) and (ii) the Company provides the Purchasers with a written representation to such effect and that the Purchasers are not limited from converting the Debentures pursuant to
Section 4(c)(i) of the Debentures in full or exercising the Warrants pursuant to
Section 2(d)(ii) of the Warrants in full, the Company shall not be permitted to issue any Common Stock or Common Stock Equivalents with an effective per share purchase price (whether at the time of such issuance or by virtue thereof at a later time) for less than $1.25, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

         11. Waivers and Consents.  Each Purchaser,  independently  of any other
Purchaser: (a) acknowledges and consents to the issuance by the Company of up to an additional $750,000 of 8% convertible debentures and warrants pursuant to a Second Closing under that certain Securities Purchase Agreement, dated as of March 31, 2005, by and among the Company and the purchasers which are a party thereto, as amended by that certain Amendment No. 1, dated as of the date hereof, by and among the Company and the purchasers which are a party thereto (the "May Amendment") on the same terms and conditions as the issuance of the Debentures and Warrants to the Purchasers under the Purchase Agreement, as amended, and to the New Warrant (as defined in the May Amendment) (such additional issuance, "Additional Issuance"); (b) consents and agrees that the shares of Common Stock underlying the Additional Issuance (as required under the registration rights agreement, dated as of March 31, 2005, by and among the Company and the purchasers which are a party thereto entered into in connection with the Additional Issuance) may be included for registration on the initial registration statement to be filed by the Company under the Registration Rights Agreement; (c) waives any of its rights under Section 4.13 of the Purchase Agreement with respect to the Additional Issuance; and (d) waives any anti-dilution rights under the Warrant with respect to the Additional Issuance. Additionally, such that the terms and conditions of the May Amendment shall be on the same terms and conditions of the Transaction Documents, Section 2.2(a)(iii) of the Purchase Agreement is hereby amended and restated as follows:

         "(iii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser's Subscription Amounts divided by $1.25, with an exercise price equal to $1.25, subject to adjustment as set forth therein;"

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

and,  in  addition  to the  Warrant to be issued to the  Purchasers  pursuant to
Section 2.2(a)(iii) in connection with the Additional Subscription Amount, the Company shall issue each Purchaser a make whole Warrant to purchase up to a number of Warrant Shares that the Purchaser would otherwise have received pursuant to Section 2.2(a)(iii), as amended, at the First Closing, less the Warrant Shares issuable pursuant to the Warrant actually issued at the First Closing. The Company acknowledges and confirms that the term Warrant as used in the Transaction Documents includes the Warrants issued hereunder.

         12. Filing of Form 8-K. Within 2 Trading Days of the date hereof, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Amendment and attaching this Amendment as an exhibit thereto.

         13. Effect on Purchase Agreement. Except as expressly set forth herein, all of the terms and conditions of the Purchase Agreement, the Debentures, the Warrants and Amendment No. 1 and Amendment No. 2 shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein and the provisions of this Amendment, Amendment No. 1 and Amendment No. 2, if not expressly set forth herein, shall otherwise be subject to the provisions of the Purchase Agreement.

         14. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under the Amendments are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Amendments. Nothing contained herein or in this Amendments, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Amendments. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Amendments, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Amendments. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent all of the Purchasers but only DKR. The Company has elected to provide all Purchasers with the same terms under the Amendments for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

         15. Definitions. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, the Debentures and the Warrants.

                              *********************

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

         Executed as of May 13, 2005 by the undersigned duly authorized representatives of the Company and Purchasers:


RAMP CORPORATION                          DKR SOUNDSHORE OASIS HOLDING FUND LTD.


By: ____________________________          By: ____________________________
      Name:                                     Name:
      Title:                                    Title:

HARBORVIEW MASTER FUND LP                 PLATINUM PARTNERS VALUE ARBITRAGE FUND


By: ____________________________          By: ____________________________
      Name:                                     Name:
      Title:                                    Title:




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